UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2006

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Main Street, La Grange, Texas 78945

(Address of principal executive offices)

(979) 968-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 18, 2006, Texas United Bancshares, Inc. (“Texas United”), Prosperity Bancshares, Inc. (“Prosperity”) and each of the persons listed below entered into an employment and non-competition agreement:

Melvin Barta

Malvin O. Green

Dayna McElreath

Steve Stapp

In each case, Texas United will be the employer until the closing of the merger contemplated by the Agreement and Plan of Reorganization dated July 18, 2006 between Texas United and Prosperity, and Prosperity will be the employer following the closing.

The foregoing summary of the agreements entered into by Messrs. Barta, Green and Stapp and Ms. McElreath is not complete and is qualified in its entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment and Non-Competition Agreement dated as of July 18, 2006 among Texas United, Prosperity and Melvin Barta

10.2	Employment and Non-Competition Agreement dated as of July 18, 2006 among Texas United, Prosperity and Malvin O. Green

10.3	Employment and Non-Competition Agreement dated as of July 18, 2006 among Texas United, Prosperity and Dayna McElreath

10.4	Employment and Non-Competition Agreement dated as of July 18, 2006 among Texas United, Prosperity and Steve Stapp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.

Dated: July 24, 2006	By:	/s/ Jeffrey A. Wilkinson
	Name:	Jeffrey A. Wilkinson
	Title:	Executive Vice President and Chief Financial Officer